CELATOR® PHARMACEUTICALS APPOINTS JOSEPH M. LOBACKI TO BOARD OF DIRECTORS

EWING, New Jersey (December 19, 2013) — Celator Pharmaceuticals, Inc. (NASDAQ: CPXX), a pharmaceutical company developing new and more effective therapies to treat cancer, today announced the appointment of Joseph M. Lobacki to its Board of Directors.

“Joe is a strategic leader with tremendous knowledge in oncology and a successful record of helping companies realize their potential through the development and commercialization of novel cancer therapies,” said Scott Jackson, Chief Executive Officer of Celator. “His expertise will be invaluable as we continue to grow the company, not only with the ongoing development of our lead product, CPX-351, but also through the advancement of our proprietary technology platforms and potentially other product candidates.”

Mr. Lobacki was Senior Vice-President and Chief Commercial Officer at Micromet, Inc. prior to its acquisition by Amgen, Inc. He has held positions of increasing responsibility at several life science companies, including Micromet, Inc., Genzyme Corporation, SangStat Medical Corporation, Cell Pathways, Inc., Rhone-Poulenc Rorer and Lederle Laboratories. At Genzyme, Mr. Lobacki was Senior Vice-President and General Manager, US Transplant and Oncology; Senior Vice-President and General Manager, Global Transplant and Oncology; and Senior Vice-President and General Manager, Global Transplant. Mr. Lobacki directed overall strategy for Genzyme’s $650 million global hematology and organ transplant business across more than 60 countries, with full responsibility for the US business representing over 50% of worldwide revenue. Mr. Lobacki earned a B.S. in Biology from Boston College and a B.S. in Pharmacy from the Massachusetts College of Pharmacy. He holds several issued and pending patents for novel therapeutic approaches to neoplastic diseases.

“I am honored to be joining the Celator Board of Directors and to have the opportunity to work closely with the management team on the continued advancement of CPX-351,” said Mr. Lobacki. “Having spent much of my career focused on the development and commercialization of therapies for hematologic malignancies, I am excited by the novel approach the CombiPlex® platform may offer to patients suffering from various forms of cancer.”

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company's proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including CPX-571 (a liposomal formulation of irinotecan:floxuridine), and hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute's Nanotechnology Characterization Laboratory. For more information, please visit the company's website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

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Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will" "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our ability to build our company and develop additional product candidates and our expectations regarding the development of CPX-351 and our proprietary technology platforms. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, working capital requirements, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, the potential efficacy and therapeutic potential of CPX-351, our ability to raise capital, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator's Form 10-K for the year ended December 31, 2012 and other filings by the company with the U.S. Securities and Exchange Commission.

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